Exhibit 99.1

MJLINK TO ACCELERATE BUSINESS MODEL GROWTH THROUGH JOINT VENTURE WITH INDOOR HARVEST CORP.

Greenwood Village, CO, October 10, 2023 -- Decentral Life, Inc. MjLink, a Colorado company in the business of using technology to connect business, consumers, and investors together in the legal cannabis and hemp industry, announced today it has signed a Joint Venture Agreement with Indoor Harvest Corp., exactly one week after signing a binding Letter of Intent (LOI) on September 29, 2023 to be acquired by Decentral Life, Inc. (OTC: WDLF).

The binding LOI between MjLink.com, Inc. and Decentral Life, Inc., outlines the “acquisition” by Decentral Life of the business, materials, and their services from MjLink. The Joint Venture agreement between MjLink and Indoor Harvest Corp combines the efforts of these 2 entities to become part of the business efforts of Decentral Life following the completion of the “acquisition.”

“We have been working towards this joint business relationship with Indoor Harvest Corp. (OTC: INQD) in one form or another, for the past 18 months,” said Todd Markey, President of MjLink.com, Inc. “The timing right now is perfect though, and our business plans to help aid and grow emerging businesses in the industry will bring the best of our company’s resources together,” added Mr. Markey.

The Joint Venture between MjLink and Indoor Harvest Corp will have the companies collaborate on providing a technology and media platform in which emerging growth companies can get greater access to industry investors and broaden their investor relations capabilities.

“Leslie Bocskor, CEO of Indoor Harvest Corp., has been instrumental in much of the business model evolution at MjLink over these past four years since coming on as an advisor to the company,” said Ken Tapp, CEO of Decentral Life, Inc. “This Joint Venture between the companies will establish the foundation for future business growth and collaboration with other industry CEO’s and thought leaders. I could not be more excited about this joint business venture involving Indoor Harvest and Leslie, and his superb team that he’s assembled this past year at Indoor Harvest,” added CEO Tapp.

Leslie Bocskor, CEO of Indoor Harvest, commented, “I have known and respected Ken Tapp and the projects he has been developing for years now. Having been a Board Member for one of his companies I have been able to review, in detail, some of his work. Now, as a form of partnership, I am excited at what we may be able to do together.”

THE FOLLOWING IS SUPPLIED FOR INFORMATIONAL PURPOSES AND MAY CONTAIN PROJECTIONS, ESTIMATES AND FORECASTS, ACTUAL RESULTS MAY VARY.

About MjLink:

MjLink, a leading technology platform in the legal cannabis and hemp industry is the publisher of MjLink.com, WeedLife.com, HempTalk.com and MjInvest.com, in which the four individual networking platforms connect business professionals, industry enthusiast, C-suite executives, and investors with a mission to expedite the growth of the global business sector. a binding Letter of Intent (LOI) on September 29, 2023 to be acquired by Decentral Life, Inc.

https://www.sec.gov/ix?doc=/Archives/edgar/data/1281984/000149315223034962/form8-k.htm

About Decentral Life:

Decentral Life, Inc. (OTC: WDLF) is a SaaS company providing Blockchain and AI technology through license agreements, that operates a Technology Business Incubator (TBI) provides tech start-ups with executive leadership and consulting, making it easier for start-up founders to focus on raising capital, perfecting their business model, and growing their customer base. Since the formation of the company in January of 2013, the TBI program has aided in the launch of niche industry social network and e-commerce marketplaces that service the tens of millions of business professionals and consumers in the residential real estate industry, the legal global cannabis industry, sports verticals including racket sports, golf, cycling, soccer, space exploration, motor sports, travel, hunting, fishing, and camping.

For more information, visit the website @ https://www.WDLF.ai/

About Indoor Harvest:

Indoor Harvest Corp. (OTCPK: INQD) is a company of sustainable-hemp and wellness related products. The Company incorporates development of proprietary technology, mergers, acquisitions, strategic partnerships, and joint ventures as part of a broad integration strategy. INQD cultivates partnerships within related industries, providing an opportunity to be part of a more significant play, sharing intellectual capital, technology, access to new capital markets, and liquidity for owners.

For more information, visit the website @ https://IndoorHarvest.com/

Safe Harbor & Disclaimer

This information also contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified using the words “could”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “may”, “continue”, “predict”, “potential”, “possible,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this presentation. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations, and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations, or intentions will be achieved.

Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. Risks include but are not limited to general risks associated with mergers, acquisitions, joint ventures, and strategic alliances; lack of sufficient capital, changes in U.S. hemp and related laws; possible impairment of assets, COVID and more. No information in this press release should be construed as any indication whatsoever of our future financial results, revenues, or stock price.